Exhibit 2.1





                            STOCK PURCHASE AGREEMENT


                                  by and among


                         CHAMPION FINANCIAL CORPORATION,

                                HEALTHSTAR, INC.,


                                       and

                               THOMAS H. STATEMAN



                             Dated December 8, 1997

                                TABLE OF CONTENTS
                            STOCK PURCHASE AGREEMENT


SECTION                                                                     PAGE
-------                                                                     ----


ARTICLE I - DEFINITIONS                                                        2
-----------------------
         1.1  Defined Terms....................................................2
         1.2  Interpretation...................................................7


ARTICLE II - PURCHASE AND SALE OF SHARES                                       7
----------------------------------------
         2.1  Shares to be Purchased...........................................7
         2.2  Purchase Price...................................................7
         2.3  Closing .........................................................8
         2.4  Deliveries of Sellers at Closing.................................8
         2.5  Deliveries of Buyer at Closing...................................8
         2.6  Adjustment Amount................................................9
         2.7  Adjustment Procedure.............................................9


ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE SELLER.........................10
         --------------------------------------------
         3.1  Corporate Existence and Power...................................10
         3.2  No Conflict.....................................................10
         3.3  Capitalization and Ownership; Subsidiaries; Investments.........11
         3.4  Financial Statements............................................12
         3.5  Events Subsequent to March 31, 1997.............................12
         3.6  [Intentionally Omitted.]........................................13
         3.7  Undisclosed Liabilities.........................................13
         3.8  Taxes   ........................................................14
         3.9  Accounts Receivable.............................................16
         3.10  No Breach of Law or Governing Document.........................17
         3.11  Litigation.....................................................17
         3.12  Real Property - Owned..........................................17
         3.13  Personal Property - Owned......................................17
         3.14  Real and Personal Property - Leased............................18
         3.15  Necessary Property and Transfer of Shares......................18
         3.16  Use and Condition of Property; Location........................18
         3.17  Licenses and Permits...........................................19
         3.18  Environmental Matters..........................................19
         3.19  Contracts......................................................19
         3.20  Licensed Properties............................................19
         3.21  Intellectual Property..........................................20
         3.22  Insurance......................................................20
         3.23  Officers, Directors, Employees, and Consultants................20
         3.24  Bank Accounts of the Company...................................21
         3.25  Transactions with Related Persons..............................21
         3.26  Labor Matters..................................................21

         3.27  Employee Benefit Matters.......................................22
         3.28  Discrimination and Occupational Safety and Health..............25
         3.29  Books and Records..............................................25
         3.30  Disclosure.....................................................25
         3.31  Affiliates.....................................................26
         3.32  Guarantees.....................................................26
         3.33  Brokers, Finders...............................................26
         3.34  Total Liabilities..............................................26
         3.35  Investor Suitability Representations of Seller.................26


ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF BUYER; CERTAIN
         ------------------------------------------------
         COVENANTS OF BUYER...................................................27
         ------------------
         4.1  Corporate Existence and Power...................................27
         4.2  Organization and Qualification..................................27
         4.3  CPFC Common Stock...............................................28
         4.4  Authority; Non-Contravention; Approvals.........................28
         4.5  Reports and Financial Statements................................29
         4.6  Absence of Undisclosed Liabilities..............................29
         4.7  Absence of Certain Changes or Events............................29
         4.8  No Violation of Law.............................................29
         4.9  Litigation......................................................30
         4.10  Complete Disclosure............................................30
         4.11  Investment Representation......................................30
         4.12  Brokers, Finders...............................................30
         4.13  Covenants Regarding Certain Leases.............................30
         4.14  Covenant Regarding Accounts Receivable Collection..............30


ARTICLE V
         COVENANTS CONCERNING SELLER..........................................31
         ---------------------------
         5.1  Operation of the PPO Business...................................31
         5.2  Preservation of Business........................................32
         5.3  Insurance and Maintenance of Property...........................32
         5.4  Full Access.....................................................32
         5.5  Books, Records and Financial Statements.........................32
         5.6  Other Governmental Filings......................................32
         5.7  Management of Business..........................................32
         5.8  Restructuring...................................................32


ARTICLE VI
         COVENANT NOT TO COMPETE..............................................33
         -----------------------
         6.1  Territory.......................................................33
         6.2  No Solicitation.................................................33
         6.3  Confidential Information........................................34
         6.4  Remedies........................................................34

ARTICLE VII
         ADDITIONAL COVENANTS OF THE PARTIES..................................35
         -----------------------------------
         7.1  Confidentiality.................................................35
         7.2  Further Assurances..............................................35
         7.3  Seller's Registration Rights....................................35


ARTICLE VIII
         CONDITIONS TO BUYER'S OBLIGATIONS....................................35
         ---------------------------------
         8.1  Representations and Warranties of Seller........................35
         8.2  Performance of this Agreement...................................35
         8.3  Material Adverse Change.........................................35
         8.4  Certificate of Seller...........................................36
         8.5  Opinion of Counsel..............................................36
         8.6  Resignations....................................................36
         8.7  Restructuring Complete..........................................36
         8.8  No Lawsuits.....................................................36
         8.9  No Restrictions.................................................36
         8.10  Consents.......................................................36
         8.11  Releases.......................................................36
         8.12  Stock Certificates.............................................36
         8.13  Closing Balance Sheet..........................................36
         8.14  Working Capital of the Company.................................37
         8.15  Financing Availability.........................................37
         8.16  Proforma Financial Information.................................37
         8.17  Further Assurances.............................................37


ARTICLE IX
         CONDITIONS TO SELLER'S OBLIGATIONS...................................37
         ----------------------------------
         9.1  Representations and Warranties of Buyer.........................37
         9.2  Performance of this Agreement...................................37
         9.3  Certificate of Buyer............................................37
         9.4  Material Adverse Change.........................................37
         9.5  Opinion of Counsel..............................................37
         9.6  No Lawsuits.....................................................38
         9.7  No Restrictions.................................................38
         9.8  Consents........................................................38
         9.9  Stock Certificates..............................................38
         9.10  CPFC Note and Security Agreement...............................38
         9.11  Payment of Purchase Price......................................38
         9.12  Further Assurances.............................................38


ARTICLE X
         INDEMNIFICATION......................................................38
         ---------------
         10.1  Indemnification of Buyer.......................................38
         10.2  Indemnification of Seller......................................39
         10.3  Notice of Claim................................................40
         10.4  Right to Contest Claims of Third Persons.......................40
         10.5  Limitations on Indemnity.......................................41
         10.6  Right of Set-Off...............................................41

ARTICLE XI
         MISCELLANEOUS PROVISIONS.............................................41
         ------------------------
         11.1  Notice ........................................................41
         11.2  Entire Agreement...............................................42
         11.3  Assignment; Binding Agreement..................................42
         11.4  Counterparts...................................................42
         11.5  Headings; Interpretation.......................................42
         11.6  Expenses.......................................................43
         11.7  Termination of Agreement.......................................43
         11.8  Manner and Effect of Termination...............................43
         11.9  Remedies Cumulative............................................43
         11.10  Governing Law.................................................44
         11.11  Code Section 338(h)(10) Election..............................44




TABLE OF SCHEDULES* AND EXHIBITS**
----------------------------------

Schedule 1.1                        Further Description of Restructuring
Schedule 2.5                        Payment Instructions
Schedule 3.1 Articles of Incorporation, Bylaws and Certificate of Existence and Good Standing
Schedule 3.2                        Resolutions
Schedule 3.3                        Authorized Capital Stock
Schedule 3.4                        Financial Statements
Schedule 3.5                        Changes in Business or Condition
Schedule 3.7                        Undisclosed Liabilities
Schedule 3.8                        Taxes
Schedule 3.9                        Accounts Receivable
Schedule 3.10                       Notice of Default, Breach or Violation
Schedule 3.11                       Litigation
Schedule 3.12                       Real Property Owned
Schedule 3.13                       Liens on Personal Property Owned
Schedule 3.14                       Real and Personal Property-Leased
Schedule 3.18                       Environmental Matters
Schedule 3.19                       Contracts
Schedule 3.20                       Intellectual Property
Schedule 3.21                       Insurance Policies
Schedule 3.22                       Officers, Directors, Employees and
                                    Consultants
Schedule 3.23                       Bank Accounts
Schedule 3.24                       Transactions with Affiliates
Schedule 3.25                       Labor Matters
Schedule 3.26                       Employee Benefit Matters
Schedule 3.27                       Employment Discrimination Claims
Schedule 3.29                       Products Warranties
Schedule 3.30                       Product Liability
Schedule 3.32                       Foreign Assets

Schedule 3.33                       Foreign Operations and Export Control
Schedule 3.36                       Affiliates
Schedule 3.37                       Guarantees
Schedule 4.1 Articles of Incorporation, Bylaws and Certificate of Existence and Good Standing
Schedule 6.1                        Business Interests

Exhibit A                           Form of CPFC Subordinated Promissory Note
Exhibit B                           Form of Security Agreement
Exhibit C                           Form of Legal Opinion of Seller's Counsel
Exhibit D                           Form of Legal Opinion of Buyer's Counsel


-----------------------


         * Pursuant to Item 601(b)(2) of Regulation S-K, these Schedules have been omitted. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

         ** Exhibit A is filed as Exhibit 10.1 to this Form 8-KA. Exhibit B was never entered into and is not filed. Exhibits C and D are not material and are not filed.

                            STOCK PURCHASE AGREEMENT
                            ------------------------


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 8th day of December, 1997, by and among CHAMPION FINANCIAL CORPORATION, a Utah corporation (the "Buyer"), HEALTHSTAR, INC., an Illinois corporation ("Company"), and THOMAS H. STATEMAN, an individual resident in Illinois (the "Seller"). Capitalized terms are defined in Article I.

                                   WITNESSETH:

                  WHEREAS, Seller owns all of the issued and outstanding capital stock of the Company (the "Company Shares");

                  WHEREAS, the Company conducts a preferred provider managed care organization under the names HealthStar and HealthStar Managed Care (the "PPO Business"), as well as separate businesses relating to accelerated medical receivables management which is commonly referred to within the Company as the Accelerated Receivables Management division ("ARM") and to other health care related products and services;

                  WHEREAS, prior to the Closing, the Company shall distribute to an entity owned by the Seller all of its assets and all of its liabilities which do not relate to the conduct of PPO Business, including assets and liabilities relating to ARM and to certain other operations more fully described hereinafter, such that, prior to the Closing, the Restructuring shall be complete and the assets and liabilities of the Company shall consist solely of thoe relating to the PPO Business;

                  WHEREAS, the Seller desires to sell all of the Company Shares to the Buyer, and the Buyer desires to purchase the Company Shares from the Seller, on the terms and conditions and for the consideration described in this Agreement and, following such acquisition, the Buyer intends to file an election under Section 338(h)(10) of Code;

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         1.1 Defined Terms. As used in this Agreement and in the Schedules and Exhibits attached hereto, the defined terms set forth below have the respective meanings set forth below (each such meaning to be equally applicable to both the singular and plural forms of the respective terms so defined).

         "Accounts Receivable" has the meaning set forth in Section 3.9.

         "Acquired Business" means the Company's business of operating a preferred provider organization whereby medical services providers and facilities are contracted with for the benefit of insurance companies, third party administrators, health maintenance organizations, and/or employers providing self-funding of group health coverage.

         "Action" has the meaning set forth in Section 3.11.

         "Adjustment Amount" has the meaning set forth in Section 2.6.

         "Affiliate" has the meaning set forth in Section 3.31.

         "Buyer" means Champion Financial Corporation, a Utah corporation.

         "Buyer Indemnified Persons" has the meaning set forth in Section 10.1.

         "Closing" means the consummation of the transactions contemplated by this Agreement.

         "Closing Balance Sheet" means the balance sheet of the Company at the Effective Date, giving effect to the Restructuring, prepared on a basis consistent with the Financial Statements, delivered to Buyer two days prior to the Closing Date.

         "Closing Date" means December 15, 1997 or, if the conditions to Closing are not by then satisfied, on such Closing Date as Buyer and Seller shall reasonably designate upon satisfaction of such conditions.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the authorized common stock, no par value of the Company.

         "Company" means HealthStar, Inc., an Illinois corporation

         "Company Shares" means all of the issued and outstanding capital stock of the Company.

         "Confidential Information" has the meaning set forth in Section 6.3.

         "Contract" means any contract, agreement, understanding, lease, indenture, evidence of indebtedness, binding commitment or instrument, purchase order, or offer, written or oral, to which the Company is a party or by which it is bound and which directly or indirectly relates to the PPO Business..

         "Covenant  Not to Compete"  means the  obligations  of the Seller under
Article VI.

         "CPFC Note" has the meaning set forth in Section 2.2

         "CPFC Common Stock" means the common stock, par value $.001 per share, of CPFC.

         "Developments" has the meaning set forth in Section 6.3.

         "EPA" means the United States Environmental Protection Agency.

         "Effective Date" means the effective date and time of the Closing, which shall be the close of business on the business day preceding the Closing Date.

         "Environmental Law" means any current, past, or future Law relating to the protection of health or the environment, including without limitation: the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substance Control Act, any comparable state or foreign law, and the common law, including the law of nuisance and strict liability.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall mean the Person acting as the escrow agent under the Escrow Agreement at any relevant date.

         "Escrow Agreement" shall mean the Escrow Agreement by and between Buyer, Seller and the Escrow Agent.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financial Statements" means (a) the audited balance sheets of the Company as of March 31, 1997; (b) the related statements of operations, stockholder's equity and cash flows for the years ended on March 31, 1997 and March 31, 1996; (c) an unaudited balance sheet of the Company as of September 30, 1997 and the related statement of operations of the Company for the six-month period then ended; (d) an unaudited balance sheet of the Company as of October 31, 1997; and (e) together, as to all the foregoing, with any notes or schedules thereto.

         "Final Purchase Price" means the Initial Purchase Price following adjustment pursuant to Section 2.2 if any.

         "GAAP" means U.S. generally accepted accounting principles, applied on a consistent basis.

         "Government" means the United States of America, any state, any possession, territory, local, county, district, city or other governmental unit or subdivision, and any branch, entity, agency, or judicial body of any of the foregoing.

         "Hazardous Materials" means all hazardous substances, wastes, materials or constituents, solid wastes, special wastes, toxic substances, pollutants, contaminants, petroleum or petroleum derived substances or wastes, radioactive materials, urea formaldehyde, polychlorinated biphenyls, radon gas and related materials, and including, without limitation, any materials defined, listed, identified under or described in any Environmental Law.

         "IRCA" means the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder.

         "IRS" means the United States Internal Revenue Service.

         "Indemnified Party" has the meaning set forth in Section 10.3.

         "Indemnifying Party" has the meaning set forth in Section 10.3.

         "Indemnified Losses" has the meaning set forth in Section 10.1.

         "Intellectual Property" means patents, trademarks, trade names, corporate names, service marks, copyrights, and copyrighted works; registrations thereof and applications therefor; trade secrets, software, firmware, programs, inventions, proprietary processes, and items of proprietary know-how, information or data; proprietary prospect lists, customer lists, projections, analyses, and market studies; and licenses, sublicenses, assignments; agreements in respect of any of the foregoing; and goodwill associated with any of the foregoing.

         "Law" means any statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any Government or quasi-governmental authority, and includes rules and regulations of any regulatory or self-regulatory authority compliance with which is required by Law.

         "Liabilities" means current and non-current liabilities, obligations and commitments, determined in accordance with GAAP.

         "Lien" means any lien, security interest, mortgage, pledge, charge, adverse claim, restriction or other encumbrance.

         "Losses" has the meaning set forth in Section 10.1.

         "Material Contract" has the meaning set forth in Section 3.19(a).

         "Non-Competition Period" has the meaning set forth in Section 6.1.

         "Order" means an order, writ, injunction, or decree of any court or other Government.

         "Ordinary Course" means, with respect to a business, only the ordinary course of day-to-day commercial operations customarily engaged in by such business, and specifically does not include (a) activity (i) involving the purchase or sale of such business or of any product line or business unit, (ii) involving modification or adoption of any Plan or (iii) which requires approval by the board of directors or shareholders of a corporation engaged in such business, or (b) the incurrence of any liability for any tort or any breach or violation of or default under any agreement or Law.

         "Organizational Documents" has the meaning set forth in Section 3.1(a).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Party" means either the Company, Buyer or Seller and "Parties" means all of them.

         "Person"  means  any  individual,  corporation,   partnership,  limited
liability company, joint venture, estate, trust, association, organization, or other entity or Government authority, agency or other body.

         "Plan" means any agreement, arrangement, plan, or policy, whether or not considered legally binding and whether or not written, that involves (a) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, phantom stock, health, welfare, or incentive plan; or (b) welfare or "fringe" benefits, including without limitation vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, sick leave, maternity, paternity or family leave, or other benefits.

         "PPO Business" is defined in the second "WHEREAS" clause herein.

         "Purchase Price" has the meaning set forth in Section 2.2.

         "Restructuring" means the disposition by transfer, from the Company to one or more entities specified by the Seller, of all of the assets and liabilities of the Company then-existing other than assets of the Company used in the PPO Business and the liabilities directly related to such assets; the assets which will be transferred by the Company in connection with the Restructuring are described in more detail on Schedule 1.1, and shall include those assets used in connection with ARM, the computer hardware and software relating to ARM, Payment Express, Hyper Express, AffordaCare, El Dorado Claims Adjudication System, and Cert Scan, together with all liabilities associated, directly or indirectly, therewith.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" means the Security Agreement in the form of Exhibit B hereto, delivered by Buyer to Seller at the Closing, as the same may be amended or modified from time to time.

         "Seller Indemnified Persons" has the meaning set forth in Section 10.2.

         "Sponsor"  means  any  employer  who  is  participating   (or  who  has
participated) in any Plan.

         "Subsidiary" means any Person, a majority of the stock (or other interests) of any class or classes of which is owned, directly or indirectly, by another Person.

         "Tax" or "Taxes" means all taxes, charges, fees, levies, or other like assessments, including without limitation, all federal, possession, state, city, county and foreign (or governmental unit, agency, or political subdivision of any of the foregoing) income, profits, employment (including Social Security, unemployment insurance and employee income tax withholding), franchise, gross receipts, sales, use, transfer, stamp, occupation, property, capital, severance, premium, windfall profits, customs, duties, ad valorem and excise taxes; Pension Benefit Guaranty Corporation premiums and any other governmental charges of the same or similar nature; and all penalties, additions to tax and interest relating to any such taxes, premiums or charges. Any one of the foregoing Taxes shall be referred to sometimes as a "Tax."

         "Tax Returns" means all reports, estimates, information statements and returns relating to or required by law to be filed by the Company in connection with any Taxes, and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes and taxes payable by, pursuant to or in connection with employee benefit plans of the Company. Any one of the foregoing Tax Returns shall be referred to sometimes as a "Tax Return."

         "Territory" means the continental United States.

         "Third Person" has the meaning set forth in Section 10.4.

         "Third-Person Claim" has the meaning set forth in Section 10.4.

         "VEBA" means voluntary employees' beneficiary association.

         "Welfare Plan" means an employee welfare benefit plan (within the meaning of ERISA Section 3(1)).

         "Working Capital" means the amount equal to (i) total current assets minus (ii) total current liabilities determined on a basis consistent with the Financial Statements and in accordance with GAAP.

         1.2 Interpretation. As used in this Agreement, the terms "hereof", "herein", "hereunder" and comparable terms refer to this agreement in its entirety and not to any particular article, section or other subdivision hereof. Unless otherwise indicated, references in this agreement to any "Section", "Article", "Schedule" or "Exhibit" means a section or article of this Agreement or a Schedule or Exhibit attached to this Agreement, as the case may be.

                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES
                           ---------------------------

         2.1 Shares to be Purchased. Subject to the terms and conditions hereof, on the Closing Date the Seller shall sell and deliver to Buyer and Buyer shall purchase and accept from the Seller, free and clear of all Liens, all of Seller's right, title and interest to and in all the Company Shares for the Purchase Price.

         2.2 Purchase Price. The purchase price (the "Purchase Price") for the Company Shares and other rights of Buyer hereunder shall be comprised of the following:

                  (a) cash in the amount of $6,000,000; plus

                  (b) CPFC's subordinated note in the original principal amount of $2,100,000, which shall provide for the payment of the first $750,000 of principal on the one year anniversary date of Closing and otherwise substantially in the form of Exhibit A hereto (the "CPFC Note"); plus

                  (c) 382,500 shares of CPFC Common Stock (the "CPFC Shares").

         $250,000 of the cash portion of the Purchase Price shall be deposited in the Escrow Account and shall be subject to disbursement by the Escrow Agent to Buyer or to Seller in accordance with the terms of the Escrow Agreement.

         The Buyer and the Seller acknowledge and agree that the value per share of the CPFC Common Stock is $9.00 for purposes of determining the Purchase Price, and that such value was determined by arm's-length negotiations between the Buyer and the Seller prior to the date hereof.

         The Purchase Price shall be adjusted, upwards or downwards, by the Adjustment Amount. Any such adjustment shall be made as follows: first, by reduction to the original principal amount of the CPFC Note; second, the amount of cash payable pursuant to Section 2.2(a); and, third, the number of shares of CPFC Common Stock constituting a portion of the Purchase Price.

         2.3 Closing. The Closing shall take place at 9:00 A.M. on the Closing Date at the offices of the Seller, 8745 West Higgins Road, Suite 300, Chicago, Illinois 60631 or, if all the conditions to Closing are not by then satisfied or waived, on such Closing Date as Buyer and Sellers shall reasonably designate upon satisfaction of all such conditions. Each Party shall reasonably cooperate, as to matters under such Party's control, in the satisfaction of conditions to the obligations of the Parties at Closing; provided, that the foregoing shall not require either Party to waive any condition herein to its obligations at Closing or to incur any substantial cost not otherwise required hereunder.

         2.4 Deliveries of Sellers at Closing. At Closing, subject to the conditions to the Seller's obligations in Article IX, Seller shall deliver or cause to be delivered to Buyer:

                  (a) certificates representing all the Company Shares, free and clear of all security interests, claims, and restrictions (other than legends or other restrictions evidencing the restricted nature of such Company Shares pursuant to applicable state and federal securities laws), duly endorsed to Buyer or in blank; and

                  (b) the documents identified in Sections 8.4, 8.5, 8.7, 8.10 and 8.11.

         2.5 Deliveries of Buyer at Closing. At Closing, subject to the conditions to the Buyer's obligations in Article VIII, Buyer shall deliver:

                  (a) wire transfer of immediately available funds to accounts designated by Seller, the cash portion of the Purchase Price;

                  (b) the CPFC Note and the Security Agreement, each duly executed;

                  (c) certificates representing the CPFC Shares, free and clear of all security interests, claims and restrictions (other than legends or other restrictions evidencing the restricted nature of the CPFC Shares pursuant to applicable state and federal securities laws; and

                  (d) the documents identified in Sections 9.3, 9.5 and 9.10, and a copy of the document identified in Section 9.9.

         2.6 Adjustment Amount. The Adjustment Amount (which may be a positive or negative number) shall be equal to (a) the Working Capital of the Company as of the Closing Date, minus (b) $859,000. The Adjustment Amount shall be determined, initially, on the basis of the Closing Balance Sheet, and shall be determined finally in accordance with the provisions of Section 2.7.

         2.7 Adjustment Procedure.

                  (a) The Company will prepare and will cause KPMG Peat Marwick LLP to audit financial statements ("Closing Financial Statements") of the Company as of the Closing Date and for the period from April 1, 1997 through the Closing Date including a computation of Working Capital as of the Closing Date. The Company will deliver the Closing Financial Statements to Buyer and Seller within ninety days after the Closing Date. If within fifteen days following delivery of the Closing Financial Statements, Buyer or Seller has not given the other notice of its objection to the Closing Financial Statements (such notice must contain a statement of the basis of any objection), then the Working Capital computed on the basis of the information set forth in the Closing Financial Statements will be used in computing the final Adjustment Amount. If Buyer or Seller gives such notice of objection, then the issues in dispute will be submitted to certified public accountants of national standing selected by Buyer (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Buyer and Seller will each bear 50% of the fees of the Accountants for such determination.

                  (b) On the tenth business day following the final determination of the final Adjustment Amount, if the Purchase Price is greater than the aggregate of the payments made pursuant to Section 2.2(a)-(c), as adjusted on the basis of the Closing Balance Sheet, Buyer will pay the difference to Seller, and if the Purchase Price is less than such aggregate amount, Seller will pay the difference to Buyer. All payments will be made together with interest at 8% compounded daily beginning on the Closing Date and ending on the date of payment. Payments to Seller shall be made by increasing the principal balance of the CPFC Note and allocating such increase among the amounts due on the scheduled payment dates thereunder. Payments to Buyer shall be made by a reduction in the principal amount of the CPFC Note, then from funds remaining on deposit under the Escrow Agreement .

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

         Seller hereby makes the following representations and warranties, each of which is true and correct on the date hereof and, except for changes expressly permitted by this Agreement, shall be true and correct on the Closing Date and each of which shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

         3.1 Corporate Existence and Power.

                  (a) The Company is a corporation duly organized and validly existing under the laws of the State of Illinois. A copy of the articles or certificate of incorporation and the bylaws of the Company as currently in effect (the "Organizational Documents"), certified by its secretary, is attached as Schedule 3.1. The Company is duly qualified to do business as a foreign corporation and in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified and in good standing will not, taken together with all other such failures, have a material adverse effect on its business or financial condition.

                  (b) The Company has the corporate power and authority to own and use its assets and to transact the business in which it is engaged, and holds all franchises, licenses and permits required therefor. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required. Schedule 3.1 sets forth a list of (a) each jurisdiction in which the Company is qualified or licensed to do business and (ii) each state or province in which the Company owns and/or leases real property.

                  (c) The Seller has absolute and unrestricted right, power and authority and capacity to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

         3.2 No Conflict. Except as set forth in Schedule 3.2 and except such as would not in the aggregate have a material adverse effect on the business of the Company (after giving effect to the Restructuring), neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby (including, without limitation, the Restructuring) will, directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with, or result in a violation of (i) any provision of the Organizational Documents, or (ii) any resolution adopted by the board of directors or the shareholders of the Company;

                  (b) contravene, conflict with, or result in a violation of, or give any government authority or agency, the right to challenge any of the transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which the Company or the Seller, or any of the assets owned or used by the Company, may be subject;

                  (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Government authority or agency the right to revoke, withdraw, suspend, cancel, terminate, or modify, any approval,, consent, permit, license or other authorization issued, given or otherwise made available by any government authority or agency that is held by the Company or that otherwise relates to the PPO Business of, or any of the assets owned or used by, the Company;

                  (d) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax;

                  (e) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority;

                  (f) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or

                  (g) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company, other than any Encumbrance relating the obligations secured in connection with the CPFC Note.

         3.3 Capitalization and Ownership; Subsidiaries; Investments.

                  (a) The authorized capital stock of the Company is set forth on Schedule 3.3. The Company Shares are the only issued and outstanding shares of Common Stock. All the Company Shares were duly authorized and validly issued and are fully paid and non-assessable without restriction on the right of transfer thereof. Except for Buyer's rights pursuant to this Agreement, (a) there are no authorized or outstanding (i) securities of the Company other than the Company Shares, or (ii) warrants, preemptive rights, other rights, or options with respect to any securities of the Company and (b) neither the Company nor the Seller is subject to any obligation to issue, sell, deliver, redeem, or otherwise transfer, acquire or retire the Company Shares or any other securities of the Company.

                  (b) Seller is the sole holder and owner, of record and beneficially, of all of the Company Shares, free and clear of all security interests, claims, and restrictions. The Company Shares shall be transferred free and clear of all Liens at Closing.

                  (c) The Company does not have any Subsidiaries. Except as set forth on Schedule 3.3, the Company does not own any shares of stock or any other security or interest in any Person.

         3.4 Financial Statements.

                  (a) Attached as Schedule 3.4 are the Financial Statements.

                  (b) The Financial Statements were derived from the books and records of the Company and (i) are true, complete and correct, (ii) present fairly the financial condition and results of operations, changes in stockholders' equity and cash flows of the Company at the dates and for the periods indicated, (iii) have been prepared in accordance with GAAP applied on a consistent basis, and (iv) do not include any untrue statement of a material fact required to be stated or reflected therein or omit to state or reflect any material fact necessary to make any statements therein not misleading.

         3.5 Events Subsequent to March 31, 1997. Since March 31, 1997, except as set forth on Schedule 3.5, there has been no:

                  (a)  change  in  the  business  or  condition   (financial  or
otherwise), operations, or prospects of the Company with respect to the PPO Business other than changes in the Ordinary Course;

                  (b) damage, destruction or loss, whether covered by insurance or not, affecting any assets material to the business operations of the Company;

                  (c) loss or threatened loss of a material customer account of the Company;

                  (d) declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) with respect to the common stock or other securities of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities, except in connection with the Restructuring;

                  (e) sale or direct or indirect redemption, purchase or other acquisition of the common stock or other securities of the Company, except in connection with the Restructuring;

                  (f) payment of fees or expenses of counsel, accountants and other experts incurred by the Company (or incurred by the Seller and paid by the Company) incident to the negotiation, preparation or execution of this Agreement or the Closing;

                  (g) increase in or commitment to increase compensation, benefits, or other remuneration to or for the benefit of any employee, shareholder, director, officer, or agent of the Company, or any benefits granted under any Plan with or for the benefit of any such employee, shareholder, director, officer, or agent, except for increases in salary, wages or benefits in the Ordinary Course;

                  (h) material transaction entered into or carried out by the Company or the Seller in connection with the Business, or by the Company, other than in the Ordinary Course of the business of the Company and except in connection with the Restructuring;

                  (i) borrowing or incurrence of any indebtedness (including letters of credit and foreign exchange contracts), contingent or otherwise, by or on behalf of the Company, any endorsement, assumption, or guarantee of payment or performance of any such indebtedness or any Liabilities of any other person or entity by or on behalf of the Company;

                  (j) change made with respect to the Company in its Tax or financial accounting or any Tax election, including the election to be treated as an S corporation within the meaning of Section 1361 of the Code;

                  (k) grant of any Lien with respect to the Company Shares or the assets of the Company used or useful in the PPO Business which will not have been released prior to the Closing;

                  (l) transfer of any assets of the Company used in the PPO Business, other than arm's-length sales, leases, or dispositions in the Ordinary Course of its business and other than transfers directly related to the Restructuring;

                  (m) material modification or termination of any Contract or any material term thereof except in the Ordinary Course;

                  (n) lease or acquisition of any capital assets by the Company with a value greater than $5,000 per item;

                  (o) loan or advance by the Company to any third party; or

                  (p) commitment or agreement by the Company to do any of the foregoing items (d) through (o).

         3.6 [Intentionally Omitted.]

         3.7 Undisclosed Liabilities. The Company does not have any Liabilities whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent, or otherwise, and there is no basis for any claim against the Company for any such Liability, except (a) as set forth on the Financial Statements or Schedule 3.7, or (b) to the extent they arise in the Ordinary Course of the business of the Company and are not required to be set forth in a schedule hereto, performance and payment obligations (but not liabilities for breach or violation) lawfully incurred under arm's-length contracts for goods or services, none of which will, or could, individually or in the aggregate have a material adverse effect upon the Business or the Company.

         3.8 Taxes.

                  (a) The Company has timely filed or caused to be filed with the appropriate Government entity all Tax Returns and reports required to be filed by or on behalf of it, including estimated tax and informational returns and no Tax Returns have been amended. All Tax Returns are true, correct, and complete.

                  (b) All Taxes (whether or not reflected in Tax Returns as filed) payable by the Company with respect to all periods reflected on Tax Returns have been fully and timely paid, and there are no grounds for the assertion or assessment of any additional Taxes against the Company with respect to such periods. All unpaid Taxes for all periods up to and including the Closing Date (including any Taxes, if any, resulting from the transactions contemplated hereby (including, without limitation, the Restructuring) or any
Section  338(h)(10)  election) are properly accrued on the books of the Company.
Schedule 3.8 lists all Tax Returns for periods up to and including the Closing Date (whether the period ends on such date) which have not been filed on or before the Closing Date.

                  (c) Except as set forth on Schedule 3.8, the U.S. federal income Tax Returns of the Company have not been audited, and to the best of Seller's knowledge there are no audits of any Tax Returns in process or, threatened. There is no waiver of any statute of limitations in effect with respect to any Tax Returns.

                  (d) Except as set forth on Schedule 3.8, the Company is not and never has been a member of an "affiliated group" within the meaning of
Section 1504 of the Code.

                  (e) True, correct and complete copies of all U.S. federal, state, local or foreign Tax Returns, tax examination reports and statements of deficiencies assessed against, or agreed to with respect to the Company with respect to the last six years with the IRS have been made available to Buyer.

                  (f) The Company has complied with all Law relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under foreign laws), and has timely and properly withheld from employee wages and paid over to the proper Government all amounts required to be withheld and be paid over under applicable Law.

                  (g) The Company is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. No assets of the Company have been financed with or directly or indirectly secure any industrial revenue bonds or debt the interest on which is tax-exempt under Section 103(a) of the Code. The Company is not the borrower or guarantor of any outstanding industrial revenue bonds.

                  (h) The Company is a section 338(h)(10) target within the meaning of Treasury Regulation ss. 1.338(h)(10)-1(c)(1).

                  (i) The Company is not required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method and the Internal Revenue Service has not proposed any such adjustment or change in accounting method. The Company does not have pending any private letter ruling with the Internal Revenue Service.

                  (j) None of the property owned by the Company is tax-exempt use property within the meaning of section 168(h) of the Code.

                  (k) No consent has been filed relating to the Company pursuant to section 341(f) of the Code.

                  (l) As of the Closing Date, the Company will not be considered a partner in any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

                  (m) The Company has not made a consent dividend within the meaning of section 565 of the Code.

                  (n) There are no liens for Taxes upon any assets of the Company, except liens for Taxes not yet due and payable.

                  (o) All of the Company's payments to agents, consultants and others have been in payment of bona fide fees and commissions in the ordinary course and not as illegal or improper payments. The Company has not made any payment to any person whomsoever or to any entity whatsoever with respect to which a deduction could be disallowed under Section 162(c) of the Code. Neither the IRS nor any other Government has initiated or, to the best of Seller's knowledge, threatened any investigation of any payments made by the Company alleged to have been of the type covered by this Section 3.8(o).

                  (p) The Company has properly and accurately reflected on its books and records all compensation paid to and perquisites provided to or on behalf of its agents and employees. Such compensation and perquisites have been properly and accurately disclosed in the financial statements, proxy statements and other public or private reports, records or filings of the Company, to the extent required by Law. Neither the IRS nor any other Government has initiated or, to the best of Seller's knowledge, threatened any investigation of any deduction claimed by the Company with respect to any such compensation or perquisites, the disclosure of such compensation or perquisites in any public or private reports, records or filings of the Company, or otherwise relating to such compensation or perquisite.

                  (q) The Company is not liable for taxes to any foreign country taxing authority. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                  (r) All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an understatement of tax (within the meaning of Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Tax Returns filed before the Closing Date, will be reported in such a manner or adequately disclosed) on the Tax Returns required in accordance with Sections 6661(b) and 6662(d)(2)(B) of the Code.

                  (s) The Company has evidence of payment of all Taxes to a foreign country paid or accrued from the date of formation of the Company.

                  (t) The Seller is not a foreign  person  within the meaning of
Section 1445(b)(2) of the Code and Treasury Regulations thereunder and shall so certify upon Buyer's request.

                  (u) The Company has made a valid election to be treated as an S corporation within the meaning of Section 1361 of the Code, and such election has been in effect for each of the Company's taxable years ending on or before the Closing Date. The Company has qualified and will continue to qualify as an S Corporation at all times from such election to the Closing Date.

                  (v) The  Company  has not  been  subject  to tax  pursuant  to
Section 1363(d) or Section 1374 of the Code at any time since election as an S corporation up to and including the Closing Date.

                  (w) Each of the shareholders of the Company has included within their gross income their allocable share of the Company's income since the date of the election to be treated as an S Corporation within the meaning of
Section 1361 of the Code.

                  (x) The Company is not a U.S. real property holding company within the meaning of section 897(c) of the Code.

         3.9 Accounts Receivable. Set forth on Schedule 3.9 is a list of all the accounts receivable of the Company as of November 30, 1997, which relate to the PPO Business. Such accounts receivable are, and any accounts receivable arising between such date and the Closing Date which relate to the PPO Business will be, valid and subsisting and all such accounts receivable ("Accounts Receivable") arose or will have arisen in the Ordinary Course of the business of the Company. The Accounts Receivable are not and will not be on the Closing Date subject to any counterclaim, set-off, defense or Lien. Except to the extent of any reserve therefor on the Financial Statements, the Closing Balance Sheet or paid in full prior to Closing, the Accounts Receivable are and will be current and fully collectible. Any Accounts Receivable which have not been collected by the Company within ninety (90) days from the Closing Date will be returned to Seller and Seller will pay the Company (first, by set-off against amounts due or to become due under the CPFC Note, then from amounts held under the Escrow Agreement), the amount set forth on the Closing Balance Sheet for such Accounts Receivable, net of any applicable reserve.

         Buyer and Seller agree that the 90-day collection period set forth in the last sentence of the preceding paragraph shall apply to Accounts Receivable which are included in the Closing Balance Sheet, and shall not apply to accounts of the Company's "self-bill/self-pay" clients on the Closing Date, a list of which is set forth at Schedule 3.9(b) (it being understood that receivables of such clients are not included in the Closing Balance Sheet). Buyer and Seller agree that, with respect to payments by such "self-bill/self-pay" clients which are received by the Company during the 120 days following the Closing Date and which relate to a period prior to the Closing Date (and which are not included in the Closing Balance Sheet), the Company shall retain all of such payments and the principal balance of the CPFC Note shall be increased by the amount of such payments retained (to the extent such a payment relates to a period prior to the Closing Date). In the event any such payment by a "self-bill/self-pay" client relates partly to a period preceding the Closing Date and partly to the Closing Date or a period after the Closing Date, the payment will be pro rated based upon the number of days prior to the Closing Date in the period to which the payment relates divided by the total number of days in the entire period to which such payment relates, and that portion of the payment which relates to the period prior to the Closing Date shall be added to the principal balance of the CPFC Note.

         3.10 No Breach of Law or Governing Document. The Company is not or has not been in default under or in breach or violation of any Law or the provisions of any Government permit, franchise, or license or any provision of the Organizational Documents. Except as set forth on Schedule 3.10, neither the Company nor the Seller has received any notice alleging such default, breach or violation. Neither the execution of this Agreement nor the Closing do or will constitute or result in any such default, breach or violation.

         3.11 Litigation. Except as set forth on Schedule 3.11, (a) there is no, and there has not been any, suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), Government or grand jury investigation, or other action (any of the foregoing, "Action") pending or, to the best of the Seller's knowledge, threatened against the Company, any of its property, any of the Company's shareholders, directors, officers, agents, or other personnel in their respective capacities a such, including without limitation any Action challenging, enjoining, or preventing this Agreement, or the consummation of the transactions contemplated hereby; (b) the Company is and has not been subject to any Order other than Orders of general applicability; and (c) the Company has not been or to the best of the Seller's knowledge been threatened to be subject to, and there are no grounds for, any Action or Order relating to personal injury, death, or property or economic damage arising from products or services of the Company.

         3.12 Real Property - Owned. The Company owns no real property.

         3.13 Personal Property - Owned. Schedule 3.13 sets forth as of November 30, 1997 a list of all the personal property used by the Company in the PPO Business (the "Owned Assets"). The Company has, or immediately prior to the Closing will have, good and marketable title to all Owned Assets, including all personal property acquired after such date (except any subsequently sold in the Ordinary Course of its business), and except as set forth on Schedule 3.13, the Company at the Closing will hold such property free and clear of all Liens, leases, options, covenants, conditions, agreements, claims, material restrictions and other encumbrances of every kind, and there exists no restriction on the use or transfer of such property.

         3.14  Real and  Personal  Property  -  Leased.  Except  as set forth on
Schedule 3.14(a), the Company is not the lessor of any real or personal property. The Company has made available to Buyer a true, correct and complete copy of each lease identified on Schedule 3.14(a) and Schedule 3.14(b). The premises or property described in said leases are presently occupied or used by the Company as lessee under the terms of such leases. Except as set forth on
Schedule 3.14(a) and Schedule 3.14(b), all rentals due under such leases have been paid and there exists no default by the Company or, to the best of the Seller's knowledge, by any other party to such leases under the terms of such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default by the Company or, to the best of the Seller's knowledge, by any other party to such leases, or prevent the Company from exercising and obtaining the benefits of any rights or options contained therein. Except as set forth on Schedule 3.14(a) or Schedule 3.14(b), the Company has all right, title and interest of the lessee under the terms of said leases, free of all Liens and all such leases are valid and in full force and effect. Schedule 3.14(b) identifies those items of personal property (and related leases) that will be transferred by the Company in connection with the Restructuring.

         3.15 Necessary Property and Transfer of Shares. The Company is the sole owner of all right, title, and interest in and to all the Owned Assets and all property, tangible and intangible, used by it in, or together with the leased property set forth on Schedule 3.14(b), necessary for it to transact, the PPO Business in which it is now engaged and there exists no material restriction on the use or transfer of such assets or property. The assets owned or leased by the Company constitute all of the property and property rights used or necessary for the conduct of the PPO Business in the manner and to the extent presently conducted by the Company and as conducted from January 1, 1997. No such assets or property are in the possession of others and the Company holds no property on consignment. No consent or permit from any third party is necessary to, and there exists no restriction on, the transfer of the Company Shares to Buyer or the consummation of the transactions contemplated hereby. There exists no condition, restriction or reservation affecting the title to or utility of the assets of the Company which would prevent Buyer from utilizing such assets, or any part thereof, to the same full extent that the Company might continue to do so if the sale and transfer contemplated hereby did not take place.

         3.16 Use and Condition of Property; Location. All the assets of the Company used in the PPO Business are in good operating condition and repair as reasonably required for their use as presently conducted or planned by the Company, and conform to all applicable Laws, and no notice of any violation of any Law, relating to any of such property or assets has been received by the Company except such as have been fully complied with.

                  To the best of the Seller's knowledge, there is no proposed, pending or threatened condemnation proceeding or similar action affecting the activities or the assets of the Company or with respect to any streets or public amenities appurtenant thereto or in the vicinity thereof which would materially adversely affect the business condition of the Company.

         3.17 Licenses and Permits. The Company possesses all licenses, permits and other approvals required for the conduct of its business, and each such license or permit is valid and in full force and effect and upon Closing the Company will have all right and authority to conduct the PPO Business pursuant to such licenses and permits.

         3.18 Environmental Matters. The Company has not received any notification that Hazardous Materials have been generated, used, treated or stored on, released or disposed of on, or transported to or from, any real property owned or leased by the Company.

         3.19 Contracts.

                  (a) Set forth on Schedule 3.19(i) is (1) a list of each Contract to which the Company is a party which involves (A) a guaranty, indemnity, surety, accommodation party or power of attorney, (B) joint venture,
(C) restrictions on competition, (D) collective bargaining, works council, or union representation, or (E) a monetary obligation in excess of $10,000; and (2) a copy of a current Company directory identifying each medical services provider, hospital or other facility with whom the company has contracted with to provide medical services or goods (collectively, all of the foregoing are the "Material Contracts").

                  (b) Each of the Material Contracts is a valid, binding and enforceable obligation of the Company and the other parties thereto. Except as indicated on Schedule 3.19(ii), (i) the Company is not, (ii) to the extent it would create a current or future liability of Buyer and/or the Company, neither the Company nor Seller has been, and (iii) no other party to a Material Contract is, in material breach or violation of or default under any Material Contract, and no event has occurred that, through the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing hereunder do or will constitute or result in, such a breach, violation or default on the part of any party thereto, cause the acceleration of any obligation of the Company, any other party thereto or the creation of a Lien upon any assets of the Company or the Company Shares, or require any consent thereunder.

         3.20 Licensed Properties. Schedule 3.20(i) hereto sets forth a true and correct list, together with photocopies, of all outstanding licenses to which the Company is a party or by which it is bound, whether as licensee or licensor, on the date hereof (including without limitation any software licenses other than commercial, off-the-shelf software used in the ordinary course of business). Except as otherwise set forth in Schedule 3.20(ii) hereto, (i) the Company has the right to use all of the property licensed by it under any such licenses in accordance with the terms of such licenses, and (ii) any license granted by the Company to any third-party is non-exclusive and any such licensees are not and shall not be entitled to further sublicense, assign or transfer the licensed property to others. Except as set forth in Schedule 20(iii) hereto, all of such licenses are in full force and effect and enforceable in accordance with their respective terms. There exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or both, would become a default or event of default thereunder, and the transactions contemplated by this Agreement and the agreements related hereto will not effect a termination of or otherwise interfere with the Company's rights under any such license, nor violate any term or provision of any such license or incur any additional charge thereunder.

         3.21 Intellectual Property. To the best of Seller's knowledge, set forth on Schedule 3.21 is a complete list of the Intellectual Property Rights owned, used, licensed, or assigned by or to the Company which is used in the PPO Business. Except as set forth on Schedule 3.21:

                  (a) The Company is the sole and exclusive owner of, or has the unrestricted right to use, any Intellectual Property reasonably necessary to conduct the Company's PPO Business and operations, including such items as set forth on Schedule 3.21, and all such items are valid and subsisting;

                  (b) The conduct of the business and operations of the Company and the ownership, manufacture, purchase, sale, licensing and use of the Company's products do not contravene, conflict with, violate or infringe upon any patent, trademark, service mark, copyright or other intellectual property right of a third party and no proprietary information or trade secret has been misappropriated by the Company from any third party. In addition, the use, licensing or sale by or to the Company of any of the Intellectual Property does not require the acquiescence, agreement or consent of any third party;

                  (c) The Intellectual Property reasonably necessary to conduct the Company's PPO Business and operations, including such items as set forth on
Schedule 3.21, and the Company's products are not subject to a challenge or claim of infringement, interference or unfair competition or other claim and, to the best of the Seller's knowledge, the Intellectual Property reasonably necessary to conduct the Company's PPO Business and operations, including such items as set forth on Schedule 3.21, is not being infringed upon or violated by any third party; and

                  (d) With respect to any software included in the Intellectual Property, neither the Company nor the Seller has received written notice from any software manufacturer or vendor that the occurrence in or use by such software of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the software with respect to date dependent data, computations, output or other functions (including, without limitation, calculating, computing and sequencing) and the software will create, store and generate output data related to or including Millennial Dates without errors or omissions.

         3.22 Insurance. The Company has at all times maintained insurance as required by Law or under any agreement to which it is or has been a party.
Schedule 3.22 sets forth the insurance maintained by the Company, together with the amount of coverage for each policy, the premium due dates and the dates of last payment.

         3.23 Officers,  Directors,  Employees,  and  Consultants.  Set forth on
Schedule 3.23 is a list of: (a) all current directors of the Company, (b) all current officers (with office held) of the

Company engaged in activities which related to the PPO Business, (c) all employees of the Company engaged in activities which related to the PPO Business, (d) all current paid consultants to the Company, and (e) all retirees and terminated employees of the Company for which the Company has any benefits responsibility or other continuing or contingent obligation, together, in the case, of (b), (c), (d), and (e) with the current rate of compensation and benefits (if any) payable to each. At the time of the Closing, the Company will not be indebted to any shareholder, director, officer or agent of the Company, except for amounts due as normal salaries and wages (and excluding bonuses, accrued vacation or sick time, or any other compensation) and in reimbursement of ordinary expenses on a current basis.

         3.24 Bank Accounts of the Company. Set forth on Schedule 3.24 is a list of the locations and numbers of all bank accounts and safe deposit boxes maintained by the Company, together with the names of all persons who are authorized signatories or have access thereto.

         3.25 Transactions with Related Persons. Except as set forth on Schedule 3.25, the Company has no Liabilities, contractual or otherwise, owed to or owing from, directly or indirectly, the Seller or any Affiliate of the Company or the Seller. Except as set forth on Schedule 3.25, no director, officer, Affiliate, or shareholder of the Company has any financial interest, direct or indirect, in any supplier or customer of, or other business which has any transactions or other business relationship with the Company.

         3.26 Labor Matters. Except as set forth on Schedule 3.26:

                  (a) The  Company is not a party to or bound by any  collective
bargaining,   works  council,  union  representation  or  similar  agreement  or arrangement;

                  (b) The Company is not and has not engaged in any unfair labor practice;

                  (c) There is no labor strike, dispute, slowdown, or stoppage pending or, to the best of the Seller's knowledge, threatened against the Company;

                  (d) No right of representation exists respecting the employees of the Company;

                  (e) No collective bargaining agreement is currently being negotiated and, to the best of Seller's knowledge, no organizing effort is currently being made with respect to the employees of the Company; and

                  (f) No current or former employee of the Company has any claim against the Company on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (iv) any violation of any Law relating to minimum wages or maximum hours of work.

         3.27 Employee Benefit Matters.

                  (a) Except as set forth on Schedule 3.27 hereto, the Company is not a party to any Plan. True, correct and complete copies of all documents creating or evidencing any Plan listed on Schedule 3.27 have been delivered to Buyer.

                  (b) The Company has not made any contributions to any multi-employer plan (as defined in ERISA '3(37) or ERISA '4001(a)(3)), the Company has never been a member of a controlled group which contributed to any such plan, and the Company has never been under common control with an employer which contributed to any such plan.

                  (c) Each Plan complies with and has been administered, operated, and maintained in compliance with, and, except as set forth on
Schedule 3.27(c), the Company has no direct or indirect liability under the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, and applicable to the Plan, and no Plan is subject to Title IV of ERISA.

                  (d) The Company has no liability or obligation to provide life, medical or other welfare benefits to former or retired employees, other than under COBRA.

                  (e) Except as set forth on Schedule 3.27(e), the Company has not terminated or taken action to terminate any employee benefit Plan, including any employee benefit plan as defined in Section 3(3) of ERISA. All employee benefit plan terminations have been carried out in accordance with all provisions of the law and any rulings or regulations of any administrative agency, including, without limitation, all applicable reporting and other provisions of the Code and ERISA and with respect to the PBGC. The Company has no liability to, and has not received notice alleging such liability from, any person or entity, including without limitation the PBGC, any other government agency or any participant in or beneficiary of any employee benefit plan, nor is the Company liable for any excise, income or other tax or penalty as a result of or in connection with such termination. The Company has obtained a favorable determination letter from the Internal Revenue Service with respect to the termination of each of such pension plans as defined in Section 3(2) of ERISA, true, complete and correct copies of which have been delivered to Buyer. The favorable determination letters were received after full and accurate disclosure by the Company of all material facts to the appropriate government agencies.

                  (f) The statements of assets and liabilities of the Plans as of the end of the most recent three fiscal years for which information is available, and the statements of changes in fund balances, financial position and net assets available for benefits under such Plan(s) for such fiscal years, copies of which have been certified by the Company and furnished to Buyer, fairly present the financial condition of such Plan(s) as of such date and the results of operations thereof for the year ended on such date, all in accordance with GAAP applied on a consistent basis, and the actuarial assumptions used for funding purposes have not been changed since the last written report of actuaries on such Plan(s), which written reports have been furnished to Buyer.

                  (g) Except as set forth on Schedule 3.27(g) hereto, the Company is not a party to any Plan that is intended to qualify under Code
Section 401(a) and Code Section 501(a) and each such Plan and its related trust, if any, are qualified under Code Section 401(a) and Code Section 501(a) and have been determined by the IRS to qualify, and nothing has since occurred to cause the loss of the Plan's qualification.

                  (h) All required reports and descriptions of each Plan described in Schedule 3.27 (including IRS Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed.

                  (i) Any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to each Plan described in Schedule 3.27 have been timely and appropriately given.

                  (j) All contributions with respect to the Plans for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) will be made prior to the Closing Date by the Company and all members of the controlled group in accordance with past practice and the recommended contribution in the applicable actuarial report.

                  (k) All insurance premiums (including premiums to the PBGC) have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for policy years or other applicable policy periods ending on or before the Closing Date.

                  (l) As of the Closing Date, no Plan described in Schedule 3.27 and subject to Title IV of ERISA has benefit liabilities (as defined in ERISA '4001(a)(16)) exceeding the assets of such Plan.

                  (m) No accumulated funding deficiency, if applicable, within the meaning of ERISA '302 or Code Section 412 has been incurred with respect to any Plan described in Schedule 3.27, whether or not waived;

                  (n) With respect to each Plan described in Schedule 3.27:

                           (i) no prohibited transactions (as defined in ERISA ss.406 or Code Section 4975) have occurred,

                           (ii) no action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the assets of the Plan (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending or, to the best of the Company and Seller's knowledge, threatened or imminent against or with respect to the Plan, any Sponsor or fiduciary (as defined in ERISA ss.3(210)) of the Plan (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under the Plan),

                           (iii) neither the Sponsors nor any fiduciary has any knowledge of any facts which would give rise to or could give rise to any action, suit, grievance, arbitration or other manner of litigation, or claim, and

                           (iv) the consummation of the transactions contemplated herein will not give rise to the payment of any amount that would not be deductible pursuant to the terms of section 280G of the Code.

                  (o) Neither the Sponsors nor any of their directors, officers, employees or any other fiduciary has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of any Plan described in Schedule 3.27 hereto.

                  (p) No Plan described in Schedule 3.27 hereto, if subject to Title IV of ERISA, has been completely or partially terminated.

                  (q) No Plan described in Schedule 3.27 hereof has been the subject of a reportable event (as defined in ERISA ss.4043) as to which a notice would be required to be filed with the PBGC.

                  (r) The PBGC has not instituted or threatened a proceeding to terminate any Plan described in Schedule 3.27 hereof pursuant to Subtitle 1 of Title IV of ERISA.

                  (s) There is no pending or, to the best of the Company and Seller's knowledge, threatened legal action, proceeding or investigation against or involving any Plan described in Schedule 3.27 hereof and there is no basis for any legal action, proceeding or investigation.

                  (t) The Company does not have any liability (i) for the termination of any single employer plan under ERISA ss.4062 or any multiple employer plan under ERISA ss.4063, (ii) for any lien imposed under ERISA ss.302(f) or Code Section 412(n), (iii) for any interest payments required under ERISA ss.302(e) or Code Section 412(m), (iv) for any excise tax imposed by Code Sections 4971 4972, 4977, or 4979, or (v) for any minimum funding contributions under ERISA ss.302(c)(11) or Code Section 412(c)(11).

                  (u) All the Plans listed on Schedule 3.27 hereof, to the extent applicable, are in compliance with Section 1862(b)(1)(A)(i) of the Social Security Act and the Company does not have any liability for any excise tax imposed by Code Section 5000.

                  (v) With respect to any Plan which is a welfare plan as defined in Section 3(1) of ERISA: (i) each such Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; (ii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the Company or Buyer to a tax under Code Section 4976(a); and (iii) each and every such Welfare Plan which is a group health plan (as such term is defined in Code Section 162(i)(3)) complies and in each and every case has complied with the applicable requirements of Code Section 4980B, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

                  (w) To the extent applicable with respect to each Plan, true, correct and complete copies of the most recent (i) determination letter and any outstanding request for a determination letter; (ii) Form 5500 and attached Schedule B (including any related actuarial valuation report) and with respect to the last three Plan years for each Plan subject to Code Section 412; (iii) Form 5310 and any related filings with the PBGC and with respect to the last six Plan years for each Plan subject to Title IV of ERISA; (iv) ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any VEBA which is implementing such Plan; and (v) general notification to employees of their rights under Code Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a Plan that is a "group health plan" as defined in Code
Section 162(i) have been delivered to Buyer.

                  (x) All expenses and liabilities relating to all of the Plans described in this Schedule 3.27 have been, and will on the Closing Date be fully and properly accrued on the Company's books and records and the Company's financial statements reflect all of such liabilities in a manner satisfying the requirements of Financial Accounting Standards 87 and 88.

                  (y) Subject to all applicable laws, each Plan (including any Plan covering former employees of the Company) may be amended or terminated by the Company or Buyer on or at any time after the Closing Date.

         3.28 Discrimination and Occupational Safety and Health. Except as set forth on Schedule 3.28, no person has any claim, or basis for any Action against, and no claim is pending or, to the best of the Seller's knowledge, threatened against, the Company arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards. Since January 1, 1993, neither the Company nor any Seller has received any notice from any person alleging a violation by the Company of such law or occupational safety or health standards.

         3.29 Books and Records. The books of account, stock record books, minute books, bank accounts and other corporate records of the Company are true, correct and complete, have been maintained in accordance with good business practices. The minute books and stock books of the Company have been made available to Buyer and are true, correct and complete.

         3.30 Disclosure. Each Schedule and each document attached to a Schedule is true, correct and complete. No representation or warranty by Seller in this Agreement or any Schedule referred to herein or in any agreement to be delivered hereunder, and no written statement, certificate, or other writing furnished to Buyer by or on behalf of Seller pursuant hereto or thereto contains or will contain as of the Closing Date any untrue statement of a material fact or any omission of a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

         3.31 Affiliates. Except for the Seller, the entities created in connection with the Restructuring and as set forth on Schedule 3.31, the Company has no Affiliates. For purposes of this Agreement, an "Affiliate" of a person means any person or entity which is controlling, controlled by, or under common control with, directly or indirectly through any person or entity, the person referred to, and, if the person referred to is a natural person, any member of such person's family.

         3.32 Guarantees. Except as set forth on Schedule 3.32 hereto, the Company is not a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other Person, firm or corporation except as endorser of checks received and deposited in the ordinary course of business.

         3.33 Brokers, Finders. Except for fees payable by Seller to Duff & Phelps, no finder, broker, agent, or other intermediary, acting on behalf of the Company or the Sellers, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

         3.34 Total Liabilities. The Company's Liabilities, as of the completion of the Closing, will not exceed $3,200,000.

         3.35 Investor Suitability Representations of Seller. Seller hereby represents and warrants to Buyer, and acknowledges and agrees, as follows:

                  (a) The CPFC Shares are being acquired by Seller for its own account for investment and without a view to the resale thereof in a distribution within the meaning of the Securities Act. No one other than Seller has any interest in or any right to acquire the CPFC Shares;

                  (b) Seller's financial condition is such that he is able to bear the risk of holding the CPFC Shares for an indefinite period of time and the risk of loss of its entire investment in CPFC Shares;

                  (d) Buyer has made available all of its public SEC filings and any and all additional information which Seller has requested in connection with the transactions contemplated by this Agreement;

                  (e) Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an acquisition of the CPFC Shares and of making an informed investment decision with respect thereto;

                  (f) Seller is aware that any transfer or other disposition of the CPFC Shares is restricted by the Securities Act and applicable state securities laws. Seller shall not offer for sale, sell or otherwise transfer the CPFC Shares without complying with applicable federal and state securities laws;

                  (g) Seller understands that the CPFC Shares have not been registered and will not be registered under the Securities Act or any state securities law in reliance on an exemption for private offerings, the availability of which depends on the accuracy of the representations and warranties of the Seller contained herein;

                  (h) Seller is an "accredited investor" as that term is defined in Regulation D as promulgated by the SEC under the Securities Act; and

                  (i) Seller understands that Buyer intends to issue shares of CPFC Common Stock to an existing shareholder of Buyer to fund a portion of the Purchase Price hereunder, and that the shares so issued are anticipated to be issued at a price per share of approximately $6.00 plus future services.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER;
                    ----------------------------------------
                           CERTAIN COVENANTS OF BUYER
                           --------------------------

         Buyer hereby makes the following representations and warranties to Seller, each of which is true and correct on the date hereof and, except for changes expressly permitted by this Agreement, shall be true and correct on the Closing Date and each of which shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

         4.1 Corporate Existence and Power.

                  (a) The Buyer is a corporation duly organized and validly existing under the laws of the State of Utah. A copy of the articles of incorporation and bylaws of the Buyer, certified by its secretary, are attached as Schedule 4.1.

                  (b) The Buyer has the corporate power and authority to own and use its assets and to transact the business in which it is engaged, and holds all franchises, licenses and permits required therefor. The Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required.

                  (c) The Buyer has the corporate power to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

         4.2 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. Buyer is qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on its business or financial condition.


         4.3 CPFC Common Stock. Buyer has 100,000,000 authorized shares of Common Stock, no par value, of which 5,473,302 shares were outstanding on September 30, 1997. Except as set forth on Schedule 4.2 , or in Buyer's Annual Report on Form 10-KSB for the year ended March 31, 1997, and the exhibits and schedules thereto (the "Buyer 10-K") and, together with any reports filed by Buyer with the SEC under the Exchange Act after the Buyer 10-K and prior to the date of this Agreement, the "Recent SEC Reports") or any of the Recent SEC Reports, as of the date hereof, there are no outstanding subscriptions, options, warrants, or other agreements under which Buyer has an obligation to issue, deliver or sell additional shares of the capital stock of Buyer, except pursuant to this Agreement and the issuance of certain options granted by Buyer to certain employees, officers and directors by its Board of Directors. The CPFC Shares to be issued to the Seller will when issued hereunder be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.


         4.4 Authority; Non-Contravention; Approvals.

                  (a) Buyer has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and legally binding obligation of Buyer enforceable against it in accordance with its terms.

                  (b) Except as set forth in Schedule 4.3, the execution and delivery of this Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (of an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any line, security interest, charge or encumbrance upon any of the properties or assets of Buyer or any of its subsidiaries under any of the terms, conditions or provisions of (i) the charters or Bylaws of Buyer or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Buyer or any of its subsidiaries or any of their respective properties or assets, and (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Buyer or any of its subsidiaries is now a party or by which Buyer or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business of Buyer taken as a whole.

         4.5 Reports and Financial Statements. Since January 1, 1996, Buyer has filed all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act, applicable laws and regulations of Buyer's jurisdiction of incorporation and the respective rules and regulations thereunder, all of which, to the best knowledge of Buyer, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Buyer has delivered to the Seller true and complete copies of its (a) Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K filed by Buyer with the SEC since January 1, 1996 until the date hereof, and (b) all other reports or registration statements filed by Buyer with the SEC since January 1, 1996, until the date hereof (collectively, the "Buyer SEC Reports") and (d) audited consolidated financial statements of Buyer for the fiscal year ended March 31, 1997, and its unaudited consolidated financial statements for the six months ended September 30, 1997 (collectively, the "Recent Buyer Financial Statements"). As of their respective dates, Buyer SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Reports and the Recent Buyer Financial Statements (collectively, the "Buyer Financial Statements") fairly present the financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.


         4.6 Absence of Undisclosed Liabilities. Except as set forth in Schedule 4.5, or in the Buyer SEC Reports, or in connection with its financing of the transactions contemplated by this Agreement, neither Buyer nor any of its subsidiaries had at September 30, 1997, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the Recent Buyer Financial Statements or reflected in the notes thereto or (b) which were incurred after September 30, 1997, and were incurred in the ordinary course of business and consistent with past practices.


         4.7  Absence  of  Certain  Changes  or  Events.  Except as set forth in
Schedule 4.6 or in the Buyer SEC Reports, since March 31, 1997, there has not been any material adverse change in the business, financial condition or results of the operations of Buyer taken as a whole.


         4.8 No Violation of Law. Except as disclosed in Schedule 4.7 or in the Buyer SEC Reports, neither Buyer nor any of its subsidiaries is in violation of, or, to the knowledge of Buyer, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any Government authority, except for violations which in the aggregate do not have a material adverse effect on Buyer taken as a whole.

         4.9  Litigation.  Except as  disclosed  in the Buyer SEC  Reports,  the
Recent Buyer Financial Statements, or Schedule 4.8, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of Buyer, threatened, nor to the knowledge of Buyer are there any investigations or reviews pending or threatened, against, relating to or affecting Buyer or any of its subsidiaries, which, if adversely determined, could have a material adverse effect on Buyer taken as a whole; (b) there have not been any developments since March 31, 1997, with respect to such claims, suits, actions, proceedings, investigations or reviews which individually or in the aggregate, is reasonably likely to have a material adverse effect on Buyer taken as a whole.

         4.10 Complete Disclosure. Neither this Agreement, nor any of the certificates or documents required to be delivered by Buyer to the Seller under this Agreement as a condition to Closing, taking together, contains or will contain as of the Closing, a statement of a material fact that is untrue in any material respect, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which statements were made, not misleading in any material aspect.

         4.11 Investment Representation. Buyer is acquiring the Company Shares for its own account, for investment and without any view to resale or distribution of the Company Shares or any portion thereof.

         4.12 Brokers, Finders. No finder, broker, agent, or other intermediary, acting on behalf of Buyer, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

         4.13 Covenants Regarding Certain Leases. Buyer covenants and agrees with Seller that, after the Closing, [(i) Buyer shall pay the scheduled lease payments for the Seller's (or ARM's) Lease of one Jeep Cherokee vehicle (identified on Schedule 1.1 hereto) and (ii)] through January 31, 1998, ARM shall be permitted to occupy that portion of the Company's premises at 8745 West Higgins Road, Suite 300, Chicago, Illinois, which ARM occupied on September 30, 1997, so long as ARM shall pay, within 10 days or the Company's invoice therefor, its pro-rata share (based upon square footage of floor space) of utilities, common area changes and other costs in effect on the Closing Date under the Company's lease for such premises.

         4.14 Covenant Regarding Accounts Receivable Collection. Buyer covenants that it will, during the 90 days following the Closing Date, make a good faith effort in the ordinary course of business, consistent with the usual practices of Seller during periods prior to the Closing Date, to collect Accounts Receivable outstanding on the Effective Date.

                                    ARTICLE V
                           COVENANTS CONCERNING SELLER
                           ---------------------------

         Seller covenants and agrees with Buyer that, from and after the date of this Agreement and until the Closing Date, Seller shall conduct, and shall cause the Company to conduct, the Company's business in the Ordinary Course, subject to the following provisions and limitations:

         5.1 Operation of the PPO Business. Except with respect to the Restructuring, without the prior written consent of Buyer, the Company shall not:

                  (a) Increase or commit to increase compensation, benefits, or other remuneration to or for the benefit of any employee, shareholder, director, officer, or agent of the Company, or any benefits granted under any Plan with or for the benefit of any such employee, shareholder, director, officer, or agent, except for increases in salary, wages or benefits in the Ordinary Course.

                  (b)  Enter  into  any   employment   Contract  or   collective
bargaining agreement.

                  (c) Enter into any Contract or commitment or engage in any transaction which is not in the Ordinary Course of its business or which is inconsistent with past practices.

                  (d) Sell or dispose of or encumber any of its assets, except sales of inventory in the Ordinary Course of its business.

                  (e) Enter into any Contract for any capital expenditure or enter into any lease of capital equipment or real estate.

                  (f) Enter into any Contract involving more than [$5,000] or enter into any series of Contracts with one party or affiliated group of parties involving more than [$5,000] in the aggregate.

                  (g) Other than trade payables incurred in the Ordinary Course of its PPO business, create, assume, incur or guarantee any indebtedness (including letters of credit and foreign exchange contracts).

                  (h) Declare or pay any dividend or make any sale of, or distribution in respect of, its capital stock or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock, or issue any of its capital stock or other securities.

                  (i) Make any amendments to or changes in its articles or certificate of incorporation or by-laws.

                  (j) Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any Material Contract.

                  (k) Without advising Buyer in writing, take any action or incur any liability or obligation which, if taken or incurred prior to the date of this Agreement, would be required to be disclosed on any Schedule hereto.

         5.2 Preservation of PPO Business. The Company shall carry on its business relating to the PPO Business substantially in the same manner as heretofore conducted and use its best efforts to keep the Business intact, including its present employees and present relationships with customers, suppliers of medical goods and services, other suppliers and others having business relations with the Company.

         5.3 Insurance and Maintenance of Property. The Company shall cause all of the assets used in the PPO Business to continue to be insured under existing policies, with no material changes in such policies as they exist on the date hereof, including without limitation, extent of coverage and amount of deductible.

         5.4 Full Access. Representatives of Buyer shall have full access at all reasonable times to all personnel, premises, properties, books, records, contracts, tax records, documents and data of the PPO Business, and Seller and the Company shall furnish to Buyer any information in respect of the PPO Business as Buyer may from time to time reasonably request.

         5.5 Books, Records and Financial Statements. The Company shall maintain its books and financial records in accordance with GAAP. Said books and financial records shall fairly and accurately reflect the operations of the PPO Business and the Restructuring. Seller shall furnish to Buyer promptly, as available, financial statements and operating reports of the Business since March 31, 1995, all of which shall be prepared in accordance with GAAP.

         5.6 Other Governmental Filings. Seller shall cooperate with Buyer in making, as soon as practicable following the execution hereof, filings required by any Government, if any, in connection with the transactions contemplated by this Agreement. All information provided by the Company and the Seller in connection with such filings will be true, accurate and complete in all material respects.

         5.7 Management of Business. From and after the date of this Agreement, Seller shall have no active role in the day-to-day management of the business and affairs of the Company, and the day-to-day business and affairs of the Company shall be conducted by the management team of the Company employed on the date hereof.

         5.8 Restructuring. The Company shall keep the Buyer informed of the progress of the transactions constituting the Restructuring, and the Company shall on a weekly basis advise the Buyer of all transfers and proposed transfers of assets and liabilities which the Company proposes to effect in connection with the Restructuring.

                                   ARTICLE VI
                             COVENANT NOT TO COMPETE
                             -----------------------

         6.1 Territory. The Seller acknowledges and agrees that the Acquired Business is conducted throughout the Territory and that the Company's reputation and goodwill are an integral part of its business success throughout the Territory. If the Seller deprives Buyer of the Company's goodwill or in any manner utilizes its reputation and goodwill in competition with Buyer, Buyer will be deprived of the benefits it has paid for pursuant to this Agreement. Accordingly, as an inducement for Buyer to enter into this Agreement, the Seller agrees that for a period ending two (2) years after the Closing Date (the "Non-competition Period"), Seller shall not, without Buyer's prior written consent, directly or indirectly, own, manage, operate, assist, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, any profit or non-profit business or organization in the Territory, that, directly or indirectly, competes with, or is about to compete with, the businesses of the Company and its Affiliates as such businesses shall exist immediately prior to the Closing or as contemplated on the Closing Date to be developed by the Company and its Affiliates during the Non-competition Period(it being agreed that such businesses of the Company existing immediately prior to the Closing and contemplated to be developed shall not include for purposes of this Section the businesses conducted by ARM or the other businesses transferred by the Company in connection with the Restructuring). In addition, during the Non-competition Period, Seller shall not have an equity interest in any such firm or business other than as a 5% or less shareholder of a public corporation. In the event the agreement in this Article VI shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. Notwithstanding anything contained in this Agreement to the contrary, Seller shall be permitted to reprice claims in conjunction with "Payment Express" and other similar products and services provided the repricing rates are provided to Seller by the provider of services, such as a hospital or other medical provider.

         6.2 No Solicitation. During the Non-competition Period, Seller shall not (a) solicit, raid, entice, induce or contact, or attempt to solicit, raid, entice, induce or contact, any person, firm or corporation that is a customer of the Company and its Affiliates to become a customer or client of any other person, firm or corporation for products or services the same as, or competitive with, those products and services sold, rented, leased, rendered or otherwise made available to customers or clients by the Company and its Affiliates as of the Closing Date, as well as products and services in any stage of development by the Company and its Affiliates as of the Closing Date although not yet commercialized or not generally available, or approach any such person, firm or corporation for such purpose or authorize the taking of such actions by any other person, firm or corporation or assist or participate with any such person, firm or corporation in taking such action, (it being agreed that such products or services of the Company existing immediately prior to the Closing and in any stage of development shall not include for purposes of this Section the products and services of ARM or the other businesses transferred by the Company in connection with the Restructuring) or
(b) solicit, raid, entice, induce or contact, or attempt to solicit, raid, entice, induce or contact, any person, firm or corporation that currently is or at any time during such Non-competition Period shall be (or, in the case of termination is at the time of termination), an employee, agent or consultant of or to the Company to leave the Company or do anything from which Seller is restricted by reason of this Article VI, and Seller shall not approach any such employee, agent or consultant for such purpose or authorize or participate with the taking of such actions by any other person, firm or corporation or assist or participate with any such person, firm or corporation in taking such action. Buyer acknowledges that, for purposes of this Section, persons who are employees of ARM at the time of the Closing shall not be employees of the Company.

         6.3  Confidential   Information.   The  Seller  acknowledges  that  the
Confidential Information (defined below) of the Company is valuable and proprietary to the business of the Company and agrees not to, directly or indirectly, use, publish, disseminate, describe or otherwise disclose any Confidential Information or Developments (defined below) of the Company without the prior written consent of Buyer and/or its Affiliates. For purposes of this Agreement, "Confidential Information" shall mean with respect to the Company all confidential information of the Company relating to the Acquired Business existing on or prior to the Closing Date that is not otherwise publicly disclosed or generally available (other than as a result of a disclosure by a Company employee), including information entrusted to the Company by others. Without limiting the generality of the foregoing, Confidential Information shall include: (a) customer and client lists, lists of potential customers and clients and details of agreements with customers and client; (b) acquisition, expansion, marketing, financial and other business information and plans of the Company;
(c) research and development of the Company; (d) computer programs and computer software of the Company; (e) sources of supplies of the Company; (f) identity of specialized consultants and contractors and Confidential Information developed by them for the Company; (g) purchasing, operating and other costs data of the Company; (h) special customer and client needs, cost and pricing data of the Company; and (i) employee information with respect to the Company. Confidential Information with respect to the Company also includes information recorded in manuals, memoranda, projections, minutes, plans, drawings, designs, formula books, specifications, computer programs and records of the Company, whether or not legended or otherwise identified as Confidential Information, as well as information that is the subject of meetings and discussions and not so recorded. For purposes of this Agreement, "Developments" shall mean all data, concepts, ideas, findings, discoveries, developments, programs, designs, inventions, improvements, methods, practices and techniques, whether or not patentable, relating to the present and planned, future activities and the products and services of the Company. For purposes of this Agreement, Confidential Information with respect to the Company and Developments with respect to the Company do not include any matters which relate solely to the business and assets which will be transferred by the Company in connection with the Restructuring.

         6.4 Remedies. The Seller acknowledges that a breach of the covenants contained in this Article VI will cause irreparable damage to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate.

Accordingly, the Seller agrees that if any person breaches the covenants contained in this Article VI in addition to any other remedy that may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security.


                                   ARTICLE VII
                       ADDITIONAL COVENANTS OF THE PARTIES
                       -----------------------------------

         7.1 Confidentiality. The Parties to this Agreement shall not make any public disclosure of the terms hereof or the transactions contemplated hereby without the prior written consent of the other Parties, except as required by law. If the Closing does not occur, Buyer, and if the Closing does occur, Seller shall not disclose to any third person any Confidential Information relating to the business of the Company without the prior written consent of the other Party.

         7.2 Further Assurances. From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

         7.3  Seller's  Registration  Rights.  From and after the Closing  Date,
Seller shall have the registration rights with respect to the CPFC Shares set forth on Schedule 7.3.

                                  ARTICLE VIII
                        CONDITIONS TO BUYER'S OBLIGATIONS
                        ---------------------------------

         The obligations of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

         8.1 Representations and Warranties of Seller. The representations and warranties of Seller contained in this Agreement and in the certificates and papers to be delivered to Buyer pursuant hereto shall be true and correct in all respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder).

         8.2 Performance of this Agreement. The Seller and the Company shall have duly performed or complied with all of the obligations to be performed or complied with them by under the terms of this Agreement on or prior to the Closing Date.

         8.3 Material Adverse Change. There shall have been no material adverse change, actual or threatened, in the condition (financial or otherwise) of the Company or the Company's PPO business (including relationships with customers or third-party providers), whether or not covered by insurance.

         8.4 Certificate of Seller. Buyer shall have received a certificate signed by the Seller dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.8, 8.9, 8,10, 8.11 and 8.14 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of the Seller under this Agreement.

         8.5 Opinion of Counsel. Buyer shall have received from Steven B. Wolf and Associates, Ltd. counsel to Seller, an opinion of such counsel, dated the Closing Date, in substantially the form attached hereto as Exhibit C.

         8.6 Resignations. Buyer shall have received the written resignation of each member of the Board of Directors and each officer of the Company.

         8.7 Restructuring Complete. The Company shall have completed the Restructuring and evidence thereof satisfactory to Buyer shall have been delivered to the Buyer.

         8.8 No Lawsuits. No Action, other than an Action set forth on Schedule 3.11, shall be to the Seller's knowledge threatened or pending before or by any Government concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any claim against the Company. No Government or Government agency shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby or the consequences or implications of such transaction to Buyer, the Company or the Seller, or any officer, director, employee or agent of the Buyer or the Company.

         8.9 No Restrictions. There shall exist no conditions, restrictions or reservations affecting the title to or utility of the assets of the Company or the Company Shares which would prevent Buyer from utilizing such assets and the Company Shares, or any part thereof, to the same full extent that the Seller and the Company did so prior to the Closing.

         8.10 Consents. All consents and approvals necessary to insure that Buyer will continue to have the same full rights in respect to the assets of the Company and the Company Shares as the Seller and the Company had immediately prior to the consummation of the transaction contemplated hereunder shall have been obtained.

         8.11 Releases. Prior to or on the Closing Date, the Seller shall have delivered to Buyer the written release of all Liens relating to the assets of the Company and the Company Shares executed by the holder of or parties to each such Lien. The releases shall be satisfactory in substance and form to release the Lien for which it is intended.

         8.12 Stock Certificates. The Buyer shall receive from the Seller on the Closing Date certificates representing the Company Shares endorsed to the Buyer or in blank.

         8.13 Closing Balance Sheet. The Seller shall have caused the Company to deliver the Closing Balance Sheet to the Buyer prior to the Closing Date and the numbers on the Closing Balance Sheet shall accurately reflect the operations of the Company.

         8.14. Working Capital of the Company. The Liabilities of the Company shall not exceed $3,200,000 as presented in the Closing Balance Sheet.

         8.15 Financing Availability. Buyer shall have entered into a loan or other agreement with a financial institution or other Person pursuant to which funds in an amount of at least $2.5 million are available to the Buyer at the Closing for the purpose of paying a portion of the Purchase Price.

         8.16 Proforma Financial Information. The Company shall have delivered to Buyer, not later than the third business day preceding the Closing Date, a balance sheet of the Company as at September 30, 1997, showing actual results after giving pro forma effect to the Restructuring in accordance with GAAP.

         8.17 Further Assurances. The Buyer shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

                                   ARTICLE IX
                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

         The obligations of Seller to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Seller to waive any one or more of such conditions:

         9.1 Representations and Warranties of Buyer. The representations and warranties of Buyer contained in this Agreement and in the certificates and papers to be delivered to Seller pursuant hereto shall be true and correct in all material respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder).

         9.2 Performance of this Agreement. Buyer shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

         9.3 Certificate of Buyer. Seller shall have received a certificate signed by an officer of Buyer dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 9.1, 9.2, 9.4, 9.6, 9.7 and 9.8 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Buyer hereunder.

         9.4 Material Adverse Change. There shall have been no material adverse change, actual or threatened, in the condition (financial or otherwise) of Buyer and its subsidiaries, taken as a whole.

         9.5 Opinion of Counsel. Seller shall have received from Bryan Cave LLP, counsel to Buyer, an opinion of such counsel, dated the Closing Date, in substantially the form attached hereto as Exhibit D.

         9.6 No Lawsuits. No Action, other than an Action set forth on Schedule 4.8, shall be to Buyer's knowledge threatened or pending before or by any Government authority concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any claim against the Company. No Government or Government agency shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby or the consequences or implications of such transaction to Buyer, the Company or the Seller, or any officer, director, employee or agent of the Buyer or the Company.

         9.7 No Restrictions. There shall exist no conditions, restrictions or reservations affecting the title to or utility of CPFC Shares which would prevent Seller from utilizing the CPFC Shares, except that the CPFC Shares shall be "restricted securities" as that phrase is defined in Rule 144 under the Securities Act.

         9.8 Consents. All consents and approvals necessary to insure that Buyer will continue to have the same full rights in respect to the assets of the Company and the Company Shares as the Seller and the Company had immediately prior to the consummation of the transaction contemplated hereunder shall have been obtained.

         9.9 Stock Certificates. Buyer on the Closing Date shall have issued to the transfer agent for the CPFC Common Stock an irrevocable instruction to issue to Seller stock certificates representing the CPFC Shares.

         9.10 CPFC Note and Security Agreement. Buyer shall have received the cash portion of the Purchase Price, and Buyer shall have executed and delivered to Seller the CPFC Note and the Security Agreement.

         9.11 Payment of Purchase Price. Seller shall receive from Buyer on the Closing Date the Purchase Price.

         9.12 Further Assurances. Seller shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

                                    ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

         10.1  Indemnification of Buyer. Subject to the limitations set forth in
Section 10.5 below, Seller shall hold Buyer, and, from and after the Closing, the Buyer, the Company, and the shareholders, directors, officers, partners, successors, assigns, and agents of each of them in their capacities as such (the "Buyer Indemnified Persons"), harmless and indemnify each of them from and against, and Sellers waive any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement (in all, "Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising from:

                  (a) The breach of any agreement, covenant, representation, warranty, or other obligation of the Company or the Seller made or incurred under or pursuant to this Agreement or any document delivered pursuant hereto;

                  (b) The assertion of any claim for injury, death, property or economic damage, or other product or strict liability claim arising from the design, manufacture, sale or distribution of or exposure to any product or component thereof or the provision of any service by the Company or the Seller prior to the Closing Date;

                  (c) Any violation by the Company or the Seller of or liability under any Environmental Law, the Occupational Safety and Health Act or any other U.S. federal, state or local or any foreign statute, regulation, ordinance or other requirement regulating or otherwise affecting public health, employee health and safety, or the environment, including any such liability arising out of the conduct prior to the Closing Date which is imposed upon Buyer or the Company;

                  (d) Seller's actions or failures to act that have resulted in the disposal or release of any Hazardous Material of any kind, including any such liability arising prior to the Closing Date which is imposed upon the Buyer or the Company; and /or

                  (e) Liability of the Company for its own Taxes or its liability, if any for Taxes of others, including, but not limited to the Seller or any Affiliate (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6), damage or Indemnified Losses payable with respect to Taxes claimed or assessed against the Company (i) for or relating directly or indirectly to the Restructuring, (ii) for any taxable period ending on or before the Closing Date or as a result of this transaction (including any Section 338(h)(10) election) (except to the extent and in such amount as such Taxes are reflected in the Closing Balance Sheet) or (iii) for any taxable period resulting from a breach of any of the representations or warranties contained in Section 3.8 hereof. Seller also agrees to indemnify, defend and hold harmless the Buyer Indemnified Persons from and against any and all Indemnified Losses sustained in a tax period of the Company ending after the Closing Date arising out of the settlement or other resolution (without the consent of the Buyer or the Company) of a proposed tax adjustment which relates to a tax period ending on or before the Closing Date. For example, if Seller agrees in an income tax audit to reduce the depreciable basis of property acquired by the Company before the Closing Date, Seller shall be liable for any additional Taxes due from the Company by reason of reduced depreciation deductions.

         10.2 Indemnification of Seller. Subject to the limitations set forth in
Section 10.5 below, the Buyer shall hold the Seller and its successors, assigns and agents (the "Seller Indemnified Persons") harmless and indemnify each of them from and against any and all Indemnified Losses incurred or to be incurred by any of them, to the extent resulting from or arising out of (i) any breach or violation of Buyer's representations, warranties, covenants and agreements contained in this Agreement, including the provisions of this Article X, or other obligations of Buyer made or incurred under or pursuant to this Agreement or any document delivered pursuant to this Agreement, or (ii) the operation of the business of the Company following the Closing Date.

         10.3 Notice of Claim. In the event that the Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Seller seeks indemnification on behalf of a Seller Indemnified Person, such Party seeking indemnification (the "Indemnified Party") shall give written notice to the indemnifying Party (the "Indemnifying Party") specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. Subject to the terms hereof, the Indemnifying Party shall pay the amount of any valid claim not more than ten days after the Indemnified Party provides notice to the Indemnifying Party of such amount.

         10.4 Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an indemnified person hereunder) ("Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is irrevocably and materially prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest, or settle the claim alleged by such Third Person (a "Third-Person Claim"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing its obligation to indemnify the persons to be indemnified hereunder with respect to such Third-Person Claim; the Indemnified Party may thereafter participate in (but not control) the defense of any such Third-Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the reasonable costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Person Claim within twenty
(20) days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge its obligation to indemnify and assume the defense of any such Third-Person Claim, (a) the Indemnified Party may defend against such claim, in such manner as it may reasonably deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may reasonably deem appropriate, and (b) the Indemnifying

Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third-Person Claim constituted gross negligence or willful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim and shall cooperate in the defense thereof.

         10.5 Limitations on Indemnity.

                  (a) The representations and warranties of the parties contained in Articles III and IV herein shall survive the Closing Date. Claims for indemnification shall only be valid to the extent that such claims are made within the period ending on April 30, 1999, provided however, that claims based on the representations and warranties set forth in Section 3.3(a), 3.3(b) and
3.8 shall not be limited as to time.

                  (b) Sellers shall have no obligation to indemnify Buyer Indemnified Persons in respect of Indemnified Losses resulting from or arising out of breaches by Sellers of the representations and warranties contained in
Article III until all Indemnified Losses in respect of such breaches exceed $75,000 in the aggregate (except the representations and warranties contained in Sections 3.3, 3.8, 3.15 and 3.18 hereof, as to which the foregoing $75,000 limitation shall not apply), and then to the full extent of such Indemnified Losses.

         10.6 Right of Set-Off Upon notice to Seller specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this Section 10 against amounts otherwise payable under the CPFC Note. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the CPFC Note or any instrument securing the CPFC note. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         11.1 Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery (during normal business hours of the recipient and with verification of transmission to the Party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Section 11.1 for, or such other address as may be designated in writing hereafter by, such Party:

         If to Buyer:

         Champion Financial Corporation
         9495 East San Salvador Drive
         Scottsdale, Arizona  85258
         Attention:  Stephen J. Carder

         With copies to:

         Joseph P. Richardson, Esq.
         Bryan Cave LLP
         2800 North Central Avenue, Suite 2100
         Phoenix, Arizona  85004

         If to Seller:

         Thomas H. Stateman
         8745 West Higgins Road
         Suite 300
         Chicago, Illinois  60631

         With a copy to:

         Steven B. Wolf, Esq.
         Steven B. Wolf and Associates, Ltd.
         205 West Wacker Drive, Suite 1600
         Chicago, Illinois  60606-1213

         11.2 Entire Agreement. This Agreement and the Schedules and Exhibits hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

         11.3 Assignment; Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, its successors, and permitted assigns and Seller, its successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise) by either of the Parties hereto without the prior written consent of the other Party (which consent shall not be unreasonably withheld).

         11.4   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         11.5  Headings;   Interpretation.  The  article  and  section  headings
contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. References herein to "days", unless otherwise indicated, are to consecutive calendar days. Both Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman.

         11.6 Expenses. Seller (and not the Company) shall pay all costs and expenses incurred on behalf of Seller and/or the Company in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of attorneys, accountants and Duff & Phelps Securities. Buyer shall be responsible for the fees and expenses of KPMG Peat Marwick in connection with that firm's audit of the Seller's financial statements at and for all periods ended March 31, 1997.

         11.7 Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing Date only as follows:

                  (a) By mutual consent of Buyer and Seller.

                  (b) By either Buyer or Seller if the Closing shall not have occurred on or before December 15, 1997, provided said date may be extended to December 31, 1997 at Buyer's option by Buyer providing Seller with written notice of its election to extend together with $125,000 to be deposited together with the funds held pursuant to that certain Earnest Money Deposit Agreement dated December 2, 1997, or such other date, if any, as Buyer and Seller shall agree upon.

                  (c) If, on or before December 31, 1997, Buyer provides Seller with written notice that it has determined, in its sole discretion, that the transaction contemplated hereby has become inadvisable or impractical by reason of the institution or threat by any party to this Agreement or by any governmental authority , of any litigation, investigation or proceeding relating to this Agreement or the transaction contemplated hereby (it being understood and agreed that, without limiting the generality of the foregoing, a written request by governmental authorities for information with respect to the proposed transactions may be deemed to be a threat of litigation, investigation or proceedings).

         11.8 Manner and Effect of Termination.

                  (a) If this Agreement is terminated pursuant to Section 11.7 without fault of either party or breach of this Agreement, all obligations of Sellers and Buyer hereunder shall terminate, without liability of Seller to Buyer or of Buyer to Seller.

                  (b) Nothing in this Section or elsewhere in this Agreement shall impair or restrict the rights of any Party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement.

         11.9 Remedies Cumulative. All rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law.

         11.10 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Illinois , without reference to its choice of law rules. Each of the Parties hereto agrees that in the event any Party files suit to enforce, in whole or in part, the terms of this Agreement, such suit shall be brought only in a state or federal court located in Cook County, Illinois, and further, consents to the in personam jurisdiction of any state or federal court in Illinois and waives any objection to the venue of any such suit, action or proceeding.

         11.11 Code Section 338(h)(10) Election. The Seller covenants and agrees at Buyer's request to join with Buyer to make an election pursuant to Section 338(h)(10) of the Code (and any comparable election under state, local or foreign law) and file such forms as necessary to effectuate such election in accordance with this Section 11.11. Buyer and Seller shall agree to allocation of the total consideration among the Company assets. Such allocation shall include the apportionment and character of deemed sale gain, if any, in respect of any state or local tax return. Such allocation shall be used by Buyer for determining the allocation of the consideration among the Company's assets.

         IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.


                                    BUYER

                                    CHAMPION FINANCIAL CORPORATION


                                    By:  /s/ Stephen J Carder
                                       ---------------------------
                                    Name:Stephen J Carder
                                    Title:Executive Vice President



                                    COMPANY

                                    HEALTHSTAR INC.


                                    By:  /s/ Thomas H Stateman
                                       ---------------------------
                                    Name:Thomas H. Stateman
                                    Title:President



                                    SELLER


                                    /s/ Thomas H Stateman
                                    ------------------------------
                                    Thomas H. Stateman